EXHIBIT 99.1

Iterum Therapeutics Informs Shareholders of Record Date for Planned Rights Offering

DUBLIN, Ireland and CHICAGO, July 13, 2020 (GLOBE NEWSWIRE) -- Iterum Therapeutics plc (Nasdaq: ITRM) (the “Company”), a clinical-stage pharmaceutical company focused on developing next generation oral antibiotics to treat infections caused by multi-drug resistant pathogens in community settings, today announced the record date for the Company’s planned rights offering.  As previously disclosed, the Company had agreed to undertake a rights offering of subscription rights to purchase additional units in connection with the Company’s January 2020 private placement of units consisting of 6.500% Exchangeable Senior Subordinated Notes due 2025 and Limited Recourse Royalty-Linked Subordinated Notes.  The planned rights offering will be made only by means of a prospectus, and this announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities.

Under the planned rights offering, the Company and Iterum Bermuda Therapeutics Limited, the Company’s wholly-owned subsidiary (“Iterum Bermuda”), will distribute to the Company’s eligible holders of ordinary shares and eligible warrant holders one non-transferable subscription right for each ordinary share owned (or deemed owned in the case of eligible warrant holders) as of the close of business (5pm Eastern Time) on the record date, August 5, 2020. Each right will entitle the holder to purchase, at the holder’s election and subject to availability, at a subscription price of $1,000 per unit, one unit consisting of (i) a 6.500% Exchangeable Senior Subordinated Note due 2025 (the “Exchangeable Notes”), to be issued by Iterum Bermuda in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (ii) 50 Limited Recourse Royalty-Linked Subordinated Notes (the “Royalty-Linked Notes”), to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors.

The Company will only accept subscription rights for up to 8,400 units for a total purchase price of $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the indentures pursuant to which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient units may not be available to honor all subscriptions in full or at all. If exercises of subscription rights exceed the number of units available in the planned rights offering, the Company will allocate the available units pro rata among the record holders exercising the subscription rights in proportion to the number of ordinary shares each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed to be owned on the record date by all record holders exercising the subscription right.

The subscription rights will be non-transferable and will only be exercisable during the applicable subscription period.  The Company anticipates that the subscription period will begin on or about August 11, 2020, or as soon as practicable thereafter, and continue for a period of at least 20 calendar days.  The Company expects to announce additional details about the planned rights offering in the near future.

A registration statement relating to the planned rights offering has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The planned rights offering will be made pursuant to such registration statement and a prospectus to be filed with the SEC prior to the commencement of the planned rights offering.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The information herein, including the expected timing and terms of the planned rights offering, is not complete and is subject to change.  The Company reserves the right to cancel or terminate the planned rights offering at any time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any subscription rights, units or any other securities, nor will there be any sale of subscription rights, units or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iterum Therapeutics plc

Iterum Therapeutics plc is a clinical-stage pharmaceutical company dedicated to developing differentiated anti-infectives aimed at combatting the global crisis of multi-drug resistant pathogens to significantly improve the lives of people affected by serious and life-threatening diseases around the world. Iterum Therapeutics is advancing its first compound, sulopenem, a novel penem anti-infective compound, in Phase 3 clinical development with an oral formulation. Sulopenem has demonstrated potent in vitro activity against a wide variety of gram-negative, gram-positive and anaerobic bacteria resistant to other antibiotics. Iterum Therapeutics has received Qualified Infectious Disease Product (QIDP) and Fast Track designations for its oral and IV formulations of sulopenem in seven indications.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected timing, terms and completion of the planned rights offering and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the offering will be satisfied, the uncertainties inherent in the initiation and conduct of clinical trials,  availability and timing of data from clinical trials, changes in regulatory requirements or decisions of regulatory authorities, the Company’s ability to apply for regulatory approval, changes in public policy or legislation, commercialization plans and timelines, if sulopenem is approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, organizational, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, organizational, strategic, financial or financing alternative and the Company’s ability to complete one at all, the price of the Company’s securities, the expected use of proceeds from the planned rights offering and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Contact:

Judy Matthews

Chief Financial Officer 312-778-6073

IR@iterumtx.com

Source: Iterum Therapeutics plc